CERTIFICATE OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of HealthSouth Corporation on Form 10-Q for the period ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John L. Workman, Executive Vice President and Chief Financial Officer of HealthSouth Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HealthSouth Corporation.

Date:  November 4, 2009

By:           /s/ John L. Workman
John L. Workman
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to HealthSouth Corporation and will be retained by HealthSouth Corporation and furnished to the Securities and Exchange Commission or its staff upon request.